AMENDMENT TO
MANAGEMENT SHAREHOLDERS’ AGREEMENT

WHEREAS, United America Indemnity, Ltd. (the “Company”), formerly Vigilant International, Ltd., a Cayman Islands exempted company formed with limited liability, is party to a management shareholders’ agreement dated September 5, 2003 (the “Agreement”) with U.N. Holdings (Cayman), Ltd. (the “FPC Shareholder”) and several individuals currently or formerly employed by the Company or its subsidiaries in an executive capacity (the “Management Investors”);

WHEREAS, Section 5.10 of the Agreement provides that the Agreement may be amended pursuant to a written instrument signed by the Company, the FPC Shareholder and Management Investors holding a majority of the outstanding Shares (as defined in the Agreement) held by all Management Investors;

WHEREAS, the actions contemplated herein on behalf of each of the Company and the FPC Shareholder have been duly and validly authorized by all necessary action and no other proceedings on the part of the Company or the FPC Shareholder are necessary to consummate the actions contemplated herein; and

WHEREAS, the Management Investors who signatories hereto hold a majority of the outstanding Shares held by all Management Investors as of the date hereof.

IT IS HEREBY AGREED that Section 5.1.1 of the Agreement be amended to add the following sentence to the end thereof:

“This Agreement shall also be terminated upon the execution of a written instrument providing for such termination by the Company, the FPC Shareholder and by Management Investors holding a majority of the then outstanding Shares held by all Management Investors.”

IT IS FURTHER AGREED that the Agreement be terminated in accordance with Section 5.1.1 thereof, and that, among other things, all Shares and Options (as defined in the Agreement) which were previously subject to the Agreement be free and clear of any restrictions imposed by the Agreement.

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INTENDED TO BE LEGALLY BOUND, the signatories hereto have been have caused this Agreement to be executed as of the 1st day of January, 2006.

UNITED AMERICA INDEMNITY, LTD. By: /s/ Troy W. Thacker	U.N. HOLDINGS (CAYMAN), LTD. By: /s/ Troy W. Thacker

Name: Troy W. Thacker Title: Vice-Chairman, Director	Name: Troy W. Thacker Title: Director

MANAGEMENT INVESTORS

/s/ William F. Schmidt	/s/ Richard S. March

William F. Schmidt	Richard S. March

/s/ Kevin L. Tate	/s/ Jonathan Ritz

Kevin L. Tate	Jonathan Ritz

/s/ Robert Cohen	/s/ James B. McCreesh

Robert Cohen	James B. McCreesh

/s/ Jerry E. Hart	/s/ Timothy J. Dwyer

Jerry E. Hart	Timothy J. Dwyer